EXHIBIT 10.1

Separation, Release of Claims, and Non-Disclosure Agreement

This Separation Release of Claims and Non-Disclosure Agreement (“Agreement”) is entered into by and between Healthcare Solutions Holdings Group Inc (the “Employer”), on behalf of itself, its parent(s), subsidiaries, and other corporate affiliates, and employees, officers, directors, owners, shareholders, and agents, individually and in their official capacities, including but not limited to Josh Constantin, Jonathan Loutzenheiser, and Stuart McMahen (collectively referred to as the “Employer Group”), and Justin Smith the Chief Financial Officer and Interim Chief Executive Officer (the “Executive”), residing at 1346 Iroquois Avenue, Mayfield Heights, Ohio 44124 (the Employer and the Executive are collectively referred to as the “Parties”). As of February 9, 2023 (the “Execution Date”), the Executive has been terminated and is no longer entitled to any benefit of his employment, however this does not relieve him of his fiduciary duty owed to the company and its shareholders.

The Employee’s last day of employment with the Employer is/was DATE (the “Separation Date”). After the Separation Date, the Executive will not represent and has not represented himself as being an employee, officer, attorney, agent, or representative of the Employer for any purpose. Except as otherwise set forth in this Agreement, the Separation Date is/was the employment cessation date for the Executive for all purposes, meaning the Executive is not entitled to any further compensation, monies, or other benefits from the Employer Group, including coverage under any benefit plans or programs sponsored by the Employer Group, as of the Separation Date.

Both parties agree that as per the terms of the Executives employment with the employer, which was predicated on an investment of $93,933,345.48, by Landes Capital Management LLC and Landes and Compagnie Trust Prive KB (known collectively herein as “Landes”) which Executive also serves as the Managing Director of, the Landes Investment shall be returned. Both parties, and Landes, here by agree that the investment of $93,933,345.48 is hereby reversed and the capital shall be returned to Landes in exchange for 1,000,000 founder shares of the Employer that were issued in connection to this investment.

The Executive agrees to not seek future employment with the Employer.

1. Return of Property. By March 1, 2023, the Executive must return and the Executive warrants and represents that the Executive has returned all Employer group property, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other Employer group property in the Employee’s possession. Executive further acknowledges and agrees that Executive no longer has access to and does not claim ownership of any of Employer group’s cloud storage or social media accounts.

2. Executive Representations. The Executive specifically represents, warrants, and confirms that the Employee:

(a) has not filed, nor has any reason to file, any claims, complaints, or actions of any kind against the Employer Group with any federal, state, local court, government, administrative, or regulatory agency;

(b) has not made, nor has any reason to make, any claims or allegations to the Employer Group related to discrimination, sexual harassment, or sexual abuse, and that none of the payments set forth in this Agreement are related to discrimination, sexual harassment, or sexual abuse;

(c) has been properly paid for all hours worked for the Employer Group and;

(d) has received all salary, wages, commissions, bonuses, and other compensation due to the Employee, including the Employee’s final payroll check for salary/wages through and including the Separation Date; and

(e) has not engaged, nor observed, nor has any information pertaining to any member of the Employer Group, in any unlawful conduct relating to the business of the Employer Group. If any of these statements are not true, the Executive must describe in detail all occurrences of such conduct in Exhibit A attached here to and incorporated into this document.

(f)

If any of these statements are not true and are not disclosed in Exhibit A, the Executive cannot sign this Agreement and must notify the Employer immediately in writing of the statements that are not true.

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3. Release.

(a) Employee’s General Release and Waiver of Claims

In exchange for the consideration provided in this Agreement, the Executive and the Employee’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Employer Group, including the Employer’s/each member of the Employer Group’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, trustees, and partners including but not limited to Josh Constantin, Jonathan Loutzenhiser and Stuart McMahen in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Employer Group by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Employee’s execution of this Agreement, including, but not limited to:

(i) any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Executive Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act (ADEA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA),, the Immigration Reform and Control Act (IRCA), the New York State Human Rights Law (NYSHRL), the New York Labor Law (NYLL) (including but not limited to the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York Civil Rights Law, Section 125 of the New York Workers’ Compensation Law, Article 23-A of the New York Correction Law, the New York City Human Rights Law (NYCHRL), and the New York City Earned Sick Leave Law (NYCESLL) all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

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(ii) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;

(iii) any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and

(iv) any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties; and

(v) indemnification rights the Executive has against the Employer Group.

However, this general release and waiver of claims excludes, and the Executive does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission, the New York State Division of Human Rights, the New York City Commission on Human Rights, or other similar federal, state, or local administrative agencies, although the Executive waives any right to monetary relief related to any filed charge or administrative complaint; and (B) claims that cannot be waived by law, such as claims for unemployment benefit rights and workers’ compensation; and (C) indemnification rights the Executive has against the Employer; and (D) any right to file an unfair labor practice charge under the National Labor Relations Act or the Employee’s rights under a collective bargaining agreement without processes; and (E) protections against retaliation under the Taxpayer First Act (26 U.S.C. § 2623(d)); and (F) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.

If the Executive applies for unemployment benefits, the Employer Group shall not actively contest it. However, the Employer Group will respond truthfully, completely, and timely to any inquiries by the New York or any other state Department of Labor concerning the separation of Executive’s employment.

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(b) Specific Release of ADEA Claims

In further consideration of the benefits provided to the Executive in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Released Parties from any and all Claims, whether known or unknown, from the beginning of time through the date of the Employee’s execution of this Agreement, arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, the Executive hereby acknowledges and confirms that:

(i) the Executive has read this Agreement in its entirety and understands all of its terms;

(ii) by this Agreement, the Executive has been advised in writing to consult with an attorney of the Employee’s choosing and has consulted with such counsel as the Executive believed was necessary before signing this Agreement;

(iii) the Executive knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;

(iv) the Executive is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Executive is otherwise entitled;

(v) the Executive understands that the Executive has seven (7) days after signing this Agreement to revoke the release in this paragraph by delivering notice of revocation to Josh Constantin at the Employer Group, by email/ overnight delivery before the end of this seven-day period; and

(vi) the Executive understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Executive signs this Agreement.

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(c) Employer Group Release of Employee

In exchange for the Releasors’ waiver and release of claims against the Released Parties, and non-revocation of any portion of that release, the Employer Group expressly waives and releases any and all claims against the Executive that may be waived and released by law with the exception of claims arising out of or attributable to:

(i) events, acts, or omissions taking place after the Parties’ execution of the Agreement;

(ii) the Employee’s breach of any terms and conditions of the Agreement; and (iii) the Employee’s criminal activities or intentional misconduct occurring during the Employee’s employment with the Employer Group.

4. Knowing and Voluntary Acknowledgment. The Executive specifically agrees and acknowledges that:

(a) the Executive has read this Agreement in its entirety and understands all of its terms;

(b) by this Agreement, the Executive has been advised to consult with an attorney before executing this Agreement and has consulted with such counsel as the Executive believed was necessary before signing this Agreement;

(c) the Executive knowingly, freely, and voluntarily assents to all of this Agreement’s terms and conditions including, without limitation, the waiver, release, and covenants contained in it;

(d) the Executive is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Executive is otherwise entitled;

(e) the Executive is not waiving or releasing rights or claims that may arise after the Executive signs this Agreement; and

(f) the Executive understands that the waiver and release in this Agreement is being requested in connection with the Executive’s separation of employment from the Employer Group.

The Executive further acknowledges that the Executive is waiving and releasing claims under the Age Discrimination in Employment Act (ADEA), as amended, and has had twenty-one (21)/forty-five (45) days to consider the terms of this Agreement and consult with an attorney of the Employee’s choice, although the Executive may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the 21/45-day period. Further, the Executive acknowledges that the Executive shall have an additional seven (7) days from signing this Agreement to revoke consent to Employee’s release of claims under the ADEA by delivering notice of revocation to Josh Constantin at the Employer Group, by email/overnight delivery before the end of the seven-day period. In the event of a revocation by the Employee, this Agreement shall be null and void in its entirety/Employer Group shall have the option of treating this Agreement as null and void in its entirety.

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Effective Date. This Agreement, insofar as the ADEA release, shall not become effective until the eighth (8th) day after the Executive signs, without revoking, this Agreement (“Effective Date”).

5. Post-Separation Obligations and Restrictive Covenants.

(a) Acknowledgment

The Executive understands and acknowledges that by virtue of the Employee’s employment with the Employer Group, the Executive had access to and knowledge of Confidential Information, was in a position of trust and confidence with the Employer Group, and benefitted from the Employer Group’s goodwill. The Executive understands and acknowledges that the Employer Group invested significant time and expense in developing the Confidential Information and goodwill. The Executive further understands and acknowledges that the intellectual/artistic/proprietary or trade secrets remain the property of the Employer Group.

The Executive further understands and acknowledges that the restrictive covenants below are necessary to protect the Employer Group’s legitimate business interests in its Confidential Information and goodwill and in the Employee’s unique, special, or extraordinary services. The Executive further understands and acknowledges that the Employer Group’s ability to reserve these for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer Group and that the Employer Group would be irreparably harmed if the Executive violates the restrictive covenants below.

(b) Confidential Information

The Executive understands and acknowledges that during the course of employment with the Employer, the Executive has had access to and learned about confidential, secret, and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to the Employer Group and its businesses and existing and prospective customers, suppliers, investors, and other associated third parties (“Confidential Information”). The Executive further understands and acknowledges that this Confidential Information and the Employer’s ability to reserve it for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer, and that improper use or disclosure of the Confidential Information by the Executive may cause the Employer to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties.

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For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, device configurations, embedded data, compilations, metadata, algorithms, technologies, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, Executivelists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Employer Group or its businesses or any existing or prospective customer, supplier, investor, or other associated third party, or of any other person or entity that has entrusted information to the Employer in confidence.

The Executive understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

The Executive understands and agrees that Confidential Information developed by the Executive in the course of the Employee’s employment by the Employer is subject to the terms and conditions of this Agreement as if the Employer furnished the same Confidential Information to the Executivein the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee, provided that the disclosure is through no direct or indirect fault of the Executive or person(s) acting on the Employee’s behalf.

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(c) Disclosure and Use Restrictions.

(i) Executive Covenants. The Executive agrees and covenants:

(A) to treat all Confidential Information as strictly confidential;

(B) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Employer Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Employer Group and, in any event, not to anyone outside of the direct employ of the Employer Group except as required in the performance of any of the Employee’s remaining authorized employment duties to the Employer and only after execution of a confidentiality agreement by the third party with whom Confidential Information will be shared or with the prior consent of an authorized officer acting on behalf of the Employer Group in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and

(C) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Employer Group, except as allowed by applicable law, as required in the performance of any of the Employee’s remaining authorized employment duties to the Employer, or with the prior written consent of an authorized officer acting on behalf of the Employer Group (and then, such disclosure shall be made only within the limits and to the extent of such law, duties, or consent).

The Executive understands and acknowledges that the Employee’s obligations under this Agreement regarding any particular Confidential Information begin immediately and shall continue during and after the Employee’s employment by the Employer until the Confidential Information has become public knowledge other than as a result of the Employee’s breach of this Agreement or a breach by those acting in concert with the Executive or on the Employee’s behalf.

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(ii) Permitted Disclosures. Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required a subpoena or court order. The Executive shall promptly provide written notice of any such order to an authorized officer of the Employer Group.

The Executive hereby represents that he has no first-hand knowledge or information regarding any conduct, act, or omission that would constitute a violation of any law, statute, code, or regulation enacted by the federal government, its agencies, departments, or regulatory agencies. In the event the Executive makes any complaint or accusation of wrongdoing to any governmental agency, authority, department, or enforcement arm and an investigation is initiated and ultimately concluded in the Employer Group’s favor, the Executive shall be responsible for all associated costs including but not limited to all attorney fees and the Executive hereby indemnifies the Employer Group for said costs. The Executive also agrees to pay as liquidated damages to the Employer Group in the amount of $100,000.00 as reasonable compensation for loss of good will and reputational harm in the commercial community and the expenditure of time and resources defending a false claim made by the employee.

(iii) Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(A) The Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

(B) If the Executive files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, the Executive may disclose the Employer’s trade secrets to the Employee’s attorney and use the trade secret information in the court proceeding if the Employee: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

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6. Non-Disparagement. The Executive agrees and covenants that the Executive shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory/or maliciously false, or disparaging remarks, comments, or statements concerning the Employer Group or its businesses, or any of its employees, officers, or directors and its/their existing and prospective customers, suppliers, investors, and other associated third parties, now or in the future.

7. Indemniﬁcation of the Executive. The Company agrees to indemnify Executive (and his heirs, executors, and administrators), and to advance expenses related to this indemnification, to the fullest extent permitted under applicable law and regulations, against any and all expenses and liabilities that Executive reasonably incurs in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his service as an Executive of the Company or any of its subsidiaries or Affiliates (whether or not he continues to be an Executive at the time of incurring any such expenses or liabilities). Covered expenses and liabilities include, but are not limited to, judgments, court costs, and attorneys’ fees and the costs of reasonable settlements, subject to Board approval, if the action is brought against Executive in his capacity as an Executive of the Company or any of its subsidiaries or Affiliates. Company shall, to the extent permitted by the Bylaws of the Company, in a manner as applied to other officers of the Company, indemnify, protect and hold the Executive harmless from and against any expenses, including reasonable attorneys’ fees and expenses, claims, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising out of, or related to, the Executive’s employment by the Company or any of its Subsidiaries. In the event the Company acquires a directors and officers liability insurance policies than the Company shall cause the Executive to be covered under the directors and officers liability insurance policies in reasonable amounts in accordance with the Company’s standard corporate policies. The obligations of this Release will survive the term of this Agreement by a period of seven (7) years.

1. Indemniﬁcation shall extend to all known and yet known investigations and/or litigation, including but not limited to any actions brought forth by the Securi5es and Exchange Commission, the United States Department of Labor, the Illinois Department of Labor, the New York Department of Labor and the Tennessee Department of Labor.

8. Confidentiality of Agreement. The Executive agrees and covenants that the Executive shall not disclose any of the negotiations of, terms of, or amount paid under this Agreement to any individual or entity; provided, however, that the Executive will not be prohibited from making disclosures to the Employee’s spouse or domestic partner, attorney, tax advisors, or as may be required by law provided such disclosure is pursuant to a court order or judicial subpoena.

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9. Remedies. In the event of a breach or threatened breach by the Executive of provision of this Agreement, Executive hereby consents and agrees that money damages would not afford an adequate remedy and that Employer shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief.

In the event of a material breach by the Executive of any of the provisions of this Agreement, the Executive hereby acknowledges and agrees that the Employer shall be entitled to seek, in addition to other available remedies, an award for liquidated damages in an amount equal to $100,000.00 for each material breach (the “Liquidated Damages”). The parties acknowledge and agree that the employee’s harm caused by a material breach would be impossible or very difficult to accurately estimate at the time of the breach and that the Liquidated Damages are a reasonable estimate of the anticipated or actual harm that might arise from a material breach.

If the Executive fails to comply with any of the terms of this Agreement or post-employment obligations contained in it, the Employer may, in addition to any other available remedies, reclaim any amounts paid to the Executive under the provisions of this Agreement and terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it.

In the event of a breach or threatened breach by the Employer of provision of this Agreement, Employer hereby consents and agrees that money damages would not afford an adequate remedy and that Executive shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages , and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief.

In the event of a material breach by the Employer of any of the provisions of this Agreement, the Employer hereby acknowledges and agrees that the Executive shall be entitled to seek, in addition to other available remedies, an award for liquidated damages in an amount equal to $100,000.00 for each material breach (the “Liquidated Damages”). The parties acknowledge and agree that the employee’s harm caused by a material breach would be impossible or very difficult to accurately estimate at the time of the breach and that the Liquidated Damages are a reasonable estimate of the anticipated or actual harm that might arise from a material breach.

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The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

10. Successors and Assigns.

(a) Assignment by the Employer Group

The Employer Group may freely assign this Agreement at any time. This Agreement shall inure to the benefit of the Employer Group and its successors and assigns.

(b) No Assignment by the Employee

The Executive may not assign this Agreement in whole or in part. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment.

11. Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement and the Executive’s employment or separation , whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of New York (including its statutes of limitations) without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought in any federal, state or local court located in the United States of America. The Parties hereby irrevocably submit to the non-exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.

12. Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between Employer Group and Executive relating to the subject matter hereof separation of Justin Smith and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter.

13. Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Executive and by Josh Constantin/an authorized representative of the Employer. No waiver by either Party/any Party of any breach by the/any other party of any condition or provision of this Agreement to be performed by other Party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either/any Party in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

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14. Severability. If any provision of this Agreement is found by a court or arbitral authority of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the Parties.

The Parties further agree that any such court is expressly authorized to modify any such invalid, illegal, or unenforceable provision of this Agreement instead of severing the provision from this Agreement in its entirety, whether by rewriting, deleting, or adding to the offending provision, or by making such other modifications as it deems necessary to carry out the intent and agreement of the Parties as embodied in this Agreement to the maximum extent permitted by law.

Any such modification shall become a part of and treated as though originally set forth in this Agreement. If such provision or provisions are not modified, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth in it. The Parties expressly agree that this Agreement as so modified by the court or arbitral authority shall be binding on and enforceable against each of them.

15. Interpretation. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. Moreover, this Agreement shall not be construed against either Party as the author or drafter of the Agreement.

16. Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart’s signature page of this Agreement by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.

17. No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Executive or the Employer Group of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.

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18. Notices. All notices under this Agreement must be given in writing by personal delivery/regular mail/receipted email at the addresses indicated in this Agreement or any other address designated in writing by either Party.

19. Tolling. If the Executive violates any of the post-separation obligations in this Agreement, the obligation at issue will run from the first date on which the Executive ceases to be in violation of such obligation.

2. If the Employer violates any of the post-separation obligations in this Agreement, the obligation at issue will run from the first date on which the Employer ceases to be in violation of such obligation.

20. Attorneys’ Fees and Costs. If the Executive breaches any terms of this Agreement or the post-separation obligations articulated/referenced in it, to the extent authorized by New York law, the Executive will be responsible for payment of all reasonable attorneys’ fees and costs that Employer incurred in the course of enforcing the terms of this Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts.

21. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), including the exceptions thereto, and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a separation of employment shall only be made if such separation constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, Employer Group makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall Employer Group be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executiveon account of non-compliance with Section 409A.

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22. Notice of Post-Separation Obligations. When the Executive’s employment with the Employer ceases, the Executive agrees to notify any subsequent employer of the restrictive covenants contained/referenced in this Agreement. In addition, the Executive authorizes the Employer Group to provide a copy of the restrictive covenants contained/ referenced in this Agreement to third parties, including but not limited to, the Employee’s subsequent, anticipated, or possible future employer.

23. Acknowledgment of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVEHAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE ECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVEHAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EXECUTIVEFURTHER ACKNOWLEDGES THAT THE EMPLOYEE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER GROUP FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

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HEALTHCARE SOLUTIONS

By:	/s/ Jonathan Loutzenhiser
Name:	Jonathan Loutzenhiser
Title:

EXECUTIVE

Signature:	/s/ Justin Smith
Print Name:	JUSTIN SMITH

LANDES CAPITAL MANAGEMENT LLC

Signature:	/s/ Justin Smith
Print Name:	JUSTIN SMITH
Managing Director

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